SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2005
Date of Report
 (Date of earliest event reported)

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-30959	94-3199149
(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.
Mountain View, CA 94043
(Address of principal executive offices, with zip code)

(510) 771-0400
(Registrant's telephone number, including area code)

Item 8.01. Other Events

On June 23, 2005, RITA Medical Systems, Inc., a Delaware corporation (“RITA”), announced the completion of the planned transfer of all its manufacturing operations to its Manchester, Georgia facility. A copy of RITA’s press release announcing publication of the article is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

99.1 Press Release of RITA Medical Systems, Inc. dated June 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA Medical Systems, Inc.

Date: June 23, 2005	By:	/s/ Donald Stewart
Donald Stewart, Chief Financial Officer and
Vice President Finance and Administration

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of RITA Medical Systems, Inc. dated June 23, 2005.